EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

THIRD Quarter 2022 RESULTS

Reconfirming 2022 Revenue, Profitability & EPS Targets

Margin Improvement Plan Contributed to Excellent Q3 Profitability

Returned $91 Million to Shareholders via Share Repurchases & Dividends YTD

DENVER--(November 2, 2022) — CSG (NASDAQ: CSGS) today reported results for the quarter ended September 30, 2022.

Financial Results:

Third quarter 2022 financial results:

•	Total revenue was $273.3 million and total non-GAAP adjusted revenue was $255.1 million.
•	GAAP operating income was $20.0 million, or 7.3% of total revenue, and non-GAAP operating income was $46.7 million, or 18.3% of non-GAAP adjusted revenue.
•	GAAP earnings per diluted share (EPS) was $0.40 and non-GAAP EPS was $1.06.
•	Cash flows from operations were $22.8 million, with a non-GAAP free cash flow of $10.9 million.

Shareholder Returns:

•	CSG declared its quarterly cash dividend of $0.265 per share of common stock, or a total of approximately $8 million, to shareholders.
•	During the third quarter of 2022, CSG repurchased 488,000 shares of its common stock under its stock repurchase program for approximately $28 million.

“After hitting some headwinds last quarter, Team CSG delivered strong, healthy revenue growth in Q3 with 4.2% sequential quarter-over-quarter growth. Further, on the back of our timely Operating Margin Improvement Initiative, we reported non-GAAP adjusted operating margin of 18.3%, one of our best results in recent memory. And we returned $91 million to shareholders via buybacks and dividends during the first nine months of the year,” said Brian Shepherd, President and Chief Executive Officer of CSG.  “Looking forward, our exciting Q3 results give us confidence that we can finish 2022 strong and build even better growth momentum for 2023.”

CSG Systems International, Inc.

November 2, 2022

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
			Percent			Percent
	2022	2021	Changed	2022	2021	Changed
GAAP Results:
Revenue	$273,308	$263,209	3.8%	$799,876	$771,462	3.7%
Operating Income	19,977	32,763	(39.0%)	43,675	96,306	(54.6%)
Operating Margin Percentage	7.3%	12.4%		5.5%	12.5%
EPS	$0.40	$0.50	(20.0%)	$0.76	$1.72	(55.8%)
Non-GAAP Results:
Adjusted Revenue	$255,131	$246,969	3.3%	$744,948	$722,117	3.2%
Operating Income	46,747	41,565	12.5%	123,673	121,561	1.7%
Adjusted Operating Margin Percentage	18.3%	16.8%		16.6%	16.8%
EPS	$1.06	$0.88	20.5%	$2.76	$2.52	9.5%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the third quarter of 2022 was $273.3 million, a 3.8% increase when compared to revenue of $263.2 million for the third quarter of 2021.  This increase can be mainly attributed to the continued growth of CSG's revenue management solutions, as approximately three-fourths of the increase was attributed to organic growth resulting mainly from increased payments volume and conversions of customer accounts onto CSG solutions.

GAAP operating income for the third quarter of 2022 was $20.0 million, or 7.3% of total revenue, compared to $32.8 million, or 12.4% of total revenue, for the third quarter of 2021.  The decrease in operating income can be primarily attributed to the $14.0 million increase in restructuring and reorganization charges related mainly to an operating margin improvement initiative that began in the second quarter of 2022.

GAAP EPS for the third quarter of 2022 was $0.40, as compared to $0.50 for the third quarter of 2021. The decrease in GAAP EPS can be mainly attributed to the increase in restructuring and reorganization charges, discussed above, offset by a $6.2 million loss recorded in the third quarter of 2021 related to CSG obtaining a controlling interest in MobileCard.

Non-GAAP Results:  Non-GAAP adjusted revenue for the third quarter of 2022 was $255.1 million, a 3.3% increase when compared to non-GAAP adjusted revenue of $247.0 million for the third quarter of 2021.  The increase in non-GAAP adjusted revenue between periods is due to the factors discussed above.

Non-GAAP operating income for the third quarter of 2022 was $46.7 million, or 18.3% of total non-GAAP adjusted revenue, compared to $41.6 million, or 16.8% of total non-GAAP adjusted revenue for the third quarter of 2021.  The increases in operating income and operating income margin can be mainly attributed to the higher revenue along with the margin improvement initiatives, mentioned above.

CSG Systems International, Inc.

November 2, 2022

Non-GAAP EPS for the third quarter of 2022 was $1.06 compared to $0.88 for the third quarter of 2021, with the increase due to the factors discussed above.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of September 30, 2022 were $147.3 million compared to $135.0 million as of June 30, 2022 and $233.7 million as of December 31, 2021.  CSG had net cash flows from operations for the third quarters ended September 30, 2022 and 2021 of $22.8 million and $46.1 million, respectively, and had non-GAAP free cash flow of $10.9 million and $38.7 million, respectively.  These year-over-year decreases in quarterly cash flows from operations and non-GAAP free cash flow are mainly attributed to unfavorable changes in working capital, resulting mainly from the timing of payment of employee wages and the accrual of the annual bonus, and deferred revenue related to a large international implementation project.

Summary of Financial Guidance

CSG is updating its financial guidance for the full year 2022, as follows:

	As of November 2, 2022	Previous
GAAP Measures:
Revenue	No change	$1,070 - $1,110 million
Non-GAAP Measures:
Adjusted Revenue	No change	$1,000 - $1,033 million
Adjusted Operating Margin Percentage	No change	16.2% - 16.7%
EPS	No change	$3.44 - $3.68
Adjusted EBITDA	No change	$220 - $230 million
Free Cash Flow	$25 - $40 million	$80 - $90 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, November 2, 2022 at 5:00 p.m. ET to discuss CSG’s third quarter 2022 earnings results.  The call will be conducted live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

November 2, 2022

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future, and tap into guidance along the way from our more than 5k-strong experienced global CSG services team.

Want to learn more about how to be a change maker and industry shaper like our 1,000-plus clients? Visit csgi.com  to learn more.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenue from its two largest customers;
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by the COVID-19 pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

November 2, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$146,685	$205,635
Short-term investments	575	28,037
Total cash, cash equivalents and short-term investments	147,260	233,672
Settlement and merchant reserve assets	172,609	186,267
Trade accounts receivable:
Billed, net of allowance of $4,998 and $4,250	238,831	244,317
Unbilled	51,139	35,802
Income taxes receivable	23,075	6,414
Other current assets	58,811	41,727
Total current assets	691,725	748,199
Non-current assets:
Property and equipment, net of depreciation of $111,994 and $111,244	71,856	73,580
Operating lease right-of-use assets	53,033	86,034
Software, net of amortization of $159,357 and $152,283	24,585	29,757
Goodwill	295,196	321,330
Acquired customer contracts, net of amortization of $113,348 and $114,166	47,674	57,207
Customer contract costs, net of amortization of $32,574 and $32,410	52,194	46,618
Deferred income taxes	13,791	8,584
Other assets	9,091	15,840
Total non-current assets	567,420	638,950
Total assets	$1,259,145	$1,387,149
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$52,500	$237,500
Operating lease liabilities	21,726	23,270
Customer deposits	36,442	43,546
Trade accounts payable	32,686	35,397
Accrued employee compensation	51,517	91,115
Settlement and merchant reserve liabilities	171,192	185,276
Deferred revenue	47,067	53,748
Income taxes payable	10,613	398
Other current liabilities	21,637	24,852
Total current liabilities	445,380	695,102
Non-current liabilities:
Long-term debt, net of unamortized discounts of $2,843 and $3,406	377,157	137,219
Operating lease liabilities	58,279	70,068
Deferred revenue	18,738	19,599
Income taxes payable	3,470	4,058
Deferred income taxes	110	7,752
Other non-current liabilities	11,706	13,107
Total non-current liabilities	469,460	251,803
Total liabilities	914,840	946,905
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 31,664 and 32,495 shares outstanding	708	705
Additional paid-in capital	488,292	488,303
Treasury stock, at cost; 37,827 and 36,713 shares	(995,606)	(930,106)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	-	(6)
Cumulative foreign currency translation adjustments	(73,448)	(38,347)
Accumulated earnings	924,359	916,060
Total CSG stockholders' equity	344,305	436,609
Noncontrolling interest	-	3,635
Total stockholders' equity	344,305	440,244
Total liabilities and stockholders' equity	$1,259,145	$1,387,149

CSG Systems International, Inc.

November 2, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue	$273,308	$263,209	$799,876	$771,462

Cost of revenue (exclusive of depreciation, shown separately below)	138,462	134,705	415,014	401,185
Other operating expenses:
Research and development	35,754	34,384	103,365	99,350
Selling, general and administrative	59,026	54,923	173,833	152,988
Depreciation	5,896	6,225	17,685	18,604
Restructuring and reorganization charges	14,193	209	46,304	3,029
Total operating expenses	253,331	230,446	756,201	675,156
Operating income	19,977	32,763	43,675	96,306
Other income (expense):
Interest expense	(4,328)	(3,636)	(10,286)	(10,861)
Amortization of original issue discount	-	(794)	-	(2,350)
Interest and investment income, net	281	78	537	286
Loss on derivative liability upon debt conversion	-	-	(7,456)	-
Other, net	2,790	(5,875)	6,044	(6,530)
Total other	(1,257)	(10,227)	(11,161)	(19,455)
Income before income taxes	18,720	22,536	32,514	76,851
Income tax provision	(6,239)	(6,406)	(8,603)	(21,769)
Net income	$12,481	$16,130	$23,911	$55,082

Weighted-average shares outstanding:
Basic	30,941	31,756	31,219	31,825
Diluted	31,159	31,960	31,487	32,033

Earnings per common share:
Basic	$0.40	$0.51	$0.77	$1.73
Diluted	0.40	0.50	0.76	1.72

CSG Systems International, Inc.

November 2, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Cash flows from operating activities:
Net income	$23,911	$55,082
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	21,817	18,604
Amortization	36,470	34,314
Amortization of original issue discount	-	2,350
Asset impairment	30,126	415
Loss on short-term investments and other	19	51
Loss on derivative liability upon debt conversion	7,456	-
Loss on extinguishment of debt	-	132
Loss on acquisition of controlling interest	-	6,180
Unrealized foreign currency transactions gains, net	(1,700)	(339)
Deferred income taxes	(16,457)	2,188
Stock-based compensation	20,778	15,304
Subtotal	122,420	134,281
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(22,026)	(11,621)
Other current and non-current assets and liabilities	(16,430)	(13,912)
Income taxes payable/receivable	(7,188)	(6,111)
Trade accounts payable and accrued liabilities	(67,053)	(18,329)
Deferred revenue	(150)	4,001
Net cash provided by operating activities	9,573	88,309

Cash flows from investing activities:
Purchases of software, property and equipment	(31,564)	(22,531)
Purchases of short-term investments	-	(57,734)
Proceeds from sale/maturity of short-term investments	27,447	80,092
Acquisition of and investments in business, net of cash acquired	-	(51,111)
Net cash used in investing activities	(4,117)	(51,284)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,217	1,926
Payment of cash dividends	(25,396)	(24,653)
Repurchase of common stock	(73,380)	(25,568)
Deferred acquisition payments	(1,959)	-
Proceeds from long-term debt	290,000	150,000
Payments on long-term debt	(247,926)	(126,563)
Payments of deferred financing costs	-	(3,000)
Settlement and merchant reserve activity	(13,931)	(7,735)
Net cash used in financing activities	(70,375)	(35,593)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(7,689)	(1,872)

Net decrease in cash, cash equivalents and restricted cash	(72,608)	(440)

Cash, cash equivalents and restricted cash, beginning of period	391,902	354,730
Cash, cash equivalents and restricted cash, end of period	$319,294	$354,290

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$12,367	$11,947
Income taxes	31,817	25,688

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$146,685	$195,365
Settlement and merchant reserve assets	172,609	158,925
Total cash, cash equivalents and restricted cash	$319,294	$354,290

CSG Systems International, Inc.

November 2, 2022

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	September 30, 2022		June 30, 2022		September 30, 2021
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$57,974	21%	$53,173	20%	$55,332	21%
Comcast	53,533	20%	52,919	20%	53,840	20%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Broadband/Cable/Satellite	55%	55%	56%
Telecommunications	20%	19%	20%
All other	25%	26%	24%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Americas	86%	85%	85%
Europe, Middle East and Africa	10%	11%	12%
Asia Pacific	4%	4%	3%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

November 2, 2022

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenue, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

November 2, 2022

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Executive transition costs	—	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on debt extinguishment/conversion	—	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to customers under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services customer contracts, these transaction fees are presented gross, and not netted against revenue; however, other payments companies who do not provide and/or control an integrated service present their revenue net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenue provides management and investors an additional means to use to compare CSG’s current revenue with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement.  These types of costs are not considered reflective of CSG’s recurring business operating results.  The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

November 2, 2022

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes.  These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

CSG Systems International, Inc.

November 2, 2022

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

CSG Systems International, Inc.

November 2, 2022

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenue:

The reconciliations of GAAP revenue to non-GAAP adjusted revenue for the indicated periods are as follows (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP revenue	$273,308	$263,209	$799,876	$771,462
Less: Transaction fees	(18,177)	(16,240)	(54,928)	(49,345)
Non-GAAP adjusted revenue	$255,131	$246,969	$744,948	$722,117

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating income	$19,977	$32,763	$43,675	$96,306
Restructuring and reorganization charges (1)	14,193	209	46,304	3,029
Executive transition costs	27	-	1,302	60
Acquisition-related expenses:
Amortization of acquired intangible assets	3,405	3,213	11,017	8,072
Earn-out compensation	-	-	-	(2,521)
Transaction-related costs	495	435	469	1,137
Stock-based compensation (1)	8,650	4,945	20,906	15,478
Non-GAAP operating income	$46,747	$41,565	$123,673	$121,561

Non-GAAP adjusted revenue	$255,131	$246,969	$744,948	$722,117
Non-GAAP adjusted operating margin percentage	18.3%	16.8%	16.6%	16.8%
(1)

Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on the Income Statement.

CSG Systems International, Inc.

November 2, 2022

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	September 30, 2022		September 30, 2021
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$12,481	$0.40	$16,130	$0.50
GAAP income tax provision (3)	6,239		6,406
GAAP income before income taxes	18,720		22,536
Restructuring and reorganization charges (1)	14,193		209
Executive transition costs	27		-
Acquisition-related costs:
Amortization of acquired intangible assets	3,405		3,213
Transaction-related costs	495		435
Stock-based compensation (1)	8,650		4,945
Amortization of OID	-		794
Loss on acquisition of controlling interest (2)	-		6,180
Non-GAAP income before income taxes	45,490		38,312
Non-GAAP income tax provision (3)	(12,510)		(10,344)
Non-GAAP net income	$32,980	$1.06	$27,968	$0.88

	Nine Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2021
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$23,911	$0.76	$55,082	$1.72
GAAP income tax provision (3)	8,603		21,769
GAAP income before income taxes	32,514		76,851
Restructuring and reorganization charges (1)	46,304		3,029
Executive transition costs	1,302		60
Acquisition-related expenses:
Amortization of acquired intangible assets	11,017		8,072
Earn-out compensation	-		(2,521)
Transaction-related costs	469		1,137
Stock-based compensation (1)	20,906		15,478
Loss on extinguishment of debt	7,456		-
Amortization of OID	-		2,350
Loss on acquisition of controlling interest (2)	-		6,180
Non-GAAP income before income taxes	119,968		110,636
Non-GAAP income tax provision (3)	(32,991)		(29,872)
Non-GAAP net income	$86,977	$2.76	$80,764	$2.52
(2)

During the third quarter of 2021, CSG acquired a controlling interest in MobileCard, in which it had previously held only an equity interest in. Upon acquisition of the controlling interest, CSG recognized a non-cash loss in other income (expense) related to the fair value remeasurement of the pre-existing equity investment.

(3)

For the third quarter and nine months ended September 30, 2022 the GAAP effective income tax rates were approximately 33% and 26%, respectively, and the non-GAAP effective income tax rates were 27.5% for both periods.  For the third quarter and nine months ended September 30, 2021 the GAAP effective income tax rates were approximately 28% for both periods, and the non-GAAP effective income tax rates were 27% for both periods.

(4)

The outstanding diluted shares for the third quarter and nine months ended September 30, 2022 were 31.2 million and 31.5 million, respectively, and for the third quarter and nine months ended September 30, 2021 were 32.0 million for both periods.

CSG Systems International, Inc.

November 2, 2022

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP net income	$12,481	$16,130	$23,911	$55,082
GAAP income tax provision	6,239	6,406	8,603	21,769
Interest expense (5)	4,328	3,636	10,286	10,861
Amortization of OID	-	794	-	2,350
Loss on derivative liability upon debt conversion	-	-	7,456	-
Interest and investment income and other, net (6)	(3,071)	5,797	(6,581)	6,244
GAAP operating income	19,977	32,763	43,675	96,306
Restructuring and reorganization charges (1)	14,193	209	46,304	3,029
Executive transition costs	27	-	1,302	60
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,405	3,213	11,017	8,072
Earn-out compensation	-	-	-	(2,521)
Transaction-related costs	495	435	469	1,137
Stock-based compensation (1)	8,650	4,945	20,906	15,478
Amortization of other intangible assets (6)	3,530	3,330	10,741	9,933
Amortization of customer contract costs (6)	3,829	5,293	14,150	14,971
Depreciation	5,896	6,225	17,685	18,604
Non-GAAP adjusted EBITDA	$60,002	$56,413	$166,249	$165,069
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	23.5%	22.8%	22.3%	22.9%

(5)	Interest expense includes amortization of deferred financing costs as provided in Note 6 below.
(6)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Amortization of acquired intangible assets	$3,405	$3,213	$11,017	$8,072
Amortization of other intangible assets	3,530	3,330	10,741	9,933
Amortization of customer contract costs	3,829	5,293	14,150	14,971
Amortization of deferred financing costs	186	460	562	1,338
Total amortization	$10,950	$12,296	$36,470	$34,314

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash flows from operating activities	$22,838	$46,080	$9,573	$88,309
Purchases of software, property and equipment	(11,917)	(7,373)	(31,564)	(22,531)
Non-GAAP free cash flow	$10,921	$38,707	$(21,991)	$65,778

CSG Systems International, Inc.

November 2, 2022

Non-GAAP Financial Measures – 2022 Financial Guidance

Non-GAAP Adjusted Revenue:

The reconciliation of GAAP revenue to non-GAAP adjusted revenue, as included in CSG’s 2022 full year financial guidance, is as follows:

	2022 Guidance Range
	Low Range	High Range
GAAP revenue	$1,070,000	$1,110,000
Less: Transaction fees	(70,000)	(77,000)
Non-GAAP adjusted revenue	$1,000,000	$1,033,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2022 full year financial guidance, is as follows (in thousands, except percentages):

	2022 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$70,200	$80,600
Restructuring and reorganization charges	47,300	47,300
Executive transition costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	14,300	14,300
Transaction-related costs	500	500
Stock-based compensation	28,400	28,400
Non-GAAP operating income	$162,000	$172,400

Operating Margin Percentage
Non-GAAP adjusted revenue	$1,000,000	$1,033,000
Non-GAAP adjusted operating margin percentage	16.2%	16.7%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2022 full year financial guidance is as follows (in thousands, except per share amounts):

	2022 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$35,400	$1.13	$42,400	$1.35
GAAP income tax provision (7)	14,200		17,600
GAAP income before income taxes	49,600		60,000
Restructuring and reorganization charges	47,300		47,300
Executive transition costs	1,300		1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	14,300		14,300
Transaction-related costs	500		500
Stock-based compensation	28,400		28,400
Loss on debt extinguishment/conversion	7,500		7,500
Non-GAAP income before income taxes	148,900		159,300
Non-GAAP income tax provision (7)	(40,900)		(43,800)
Non-GAAP net income	$108,000	$3.44	$115,500	$3.68
(7)	For 2022, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 29% and 27.5%, respectively.
(8)	The weighted-average diluted shares outstanding are expected to be approximately 31.4 million.

CSG Systems International, Inc.

November 2, 2022

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2022 full year financial guidance (in thousands, except percentages):

	2022 Guidance Range
	Low Range	High Range
GAAP net income	$35,400	$42,400
GAAP income tax provision (7)	14,200	17,600
Interest expense	13,900	13,900
Loss on derivative liability upon debt conversion	7,500	7,500
Interest and investment income and other, net	(800)	(800)
GAAP operating income	70,200	80,600
Restructuring and reorganization charges	47,300	47,300
Executive transition costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	14,300	14,300
Transaction-related costs	500	500
Stock-based compensation	28,400	28,400
Amortization of other intangible assets	14,100	14,100
Amortization of client contract costs	19,500	19,500
Depreciation	24,000	24,000
Non-GAAP adjusted EBITDA	$219,600	$230,000
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	22.0%	22.3%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2022 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$60,000	$75,000
Purchases of software, property and equipment	(35,000)	(35,000)
Non-GAAP free cash flow	$25,000	$40,000